SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  February 15, 2002


                                   ATNG, INC.
                          ----------------------------
       (Exact name of registrant as specified in its charter post-merger)

Texas                            000-28519                  76-0510754
- ---------------------            ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                 6401 Poplar Ave., Suite 330, Memphis, TN 38119
            --------------------------------------------------------
                                  (New Address)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (901) 818-4880

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Wrinkle, Gardner & Co., P.C., formerly auditors for the Company, were terminated as auditor on February __, 2002. Wheeler, Wasoff & Co., P.C. were engaged in as auditors for Company.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Wrinkle, Gardner & Co., P.C.for the year ended December, 31, 2000, contained an opinion which included
               a paragraph discussing   uncertainties  related  to
               continuation of the Registrant as a going concern. Otherwise, the audit report by Wrinkle, Gardner & Co., P.C.for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.





ITEM 5. OTHER EVENTS

        None.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

            Exhibits:

               16.1
               23.1
               23.2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2002                ATNG, INC.


                                           /s/ Robert Gates
                                       By: -----------------------------------
                                           Robert Gates, President